Ex 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated June 17, 2009, relating to the consolidated financial statements for the year ended December 31, 2008 of Vuzix Corporation. We also hereby consent to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/  Rotenberg & Co. LLP
Rotenberg & Co., LLP

Rochester, New York
September 4, 2009